Exhibit 99.1

The Arena Group Announces Plans to Acquire AMG/Parade

Parade Media to Anchor New Lifestyle Vertical; Brings Iconic Title and Premium
Content with Significant Local Footprint

NEW YORK, January 18, 2022 (BUSINESSWIRE) – The Arena Group (OTCQX: MVEN) (the “Company” or “The Arena Group”) today announced it has signed an agreement to acquire AMG/Parade, a premium multimedia content company with lifestyle, celebrity, food, health & wellness, sports, and outdoor verticals. Its brands include Parade Media, which reaches more than 54 million domestic consumers each month in digital and print, along with AMG/Parade Sports, Relish, Spry Living and other lifestyle and outdoor properties. The closing of the acquisition is subject to completion of due diligence and execution of formal transaction documents.

“AMG/Parade’s properties bring massive reach across print, digital and video that will be the cornerstone of The Arena Group’s new Lifestyle vertical and further bolster our Sports offerings,” said Ross Levinsohn, CEO of The Arena Group. “Parade has been an iconic media brand for 80 years – I read it as a kid in my Sunday paper and always anticipated the annual Parade High School All-American Teams. Today, through innovation and perseverance, AMG/Parade continues to deliver robust content experiences to millions of consumers every day across multiple platforms. Their content and partnerships with newspaper publishers around the country speaks to the trust and value in their brands.”

The acquisition of AMG/Parade Media Group will jumpstart a new Lifestyle vertical for The Arena Group, while simultaneously adding to the Company’s Sports vertical (Sports Illustrate Media Group), which in November entered the top five of all sports properties and reached more than 64.4 million unique visitors (according to Comscore). It also continues to publish the iconic Sports Illustrated Magazine each month to more than 1.2 million print subscribers. Further, in November, The Arena Group reached 82.1 million unique visitors across its properties, placing it in Comscore’s Top 50 of all media properties for the first time.

“We are extremely excited about the opportunity to be part of The Arena Group. The digital technology, data management, content, products and services that Ross Levinsohn and his team bring to the marketplace will allow us to build on our tremendous digital growth and print footprint, and bring new products and value to our audience, advertisers and newspaper partners,” said Chuck Allen, CEO of AMG/Parade.

AMG/Parade creates and distributes elevated content across digital, video and print platforms, with a combined monthly reach of 257 million consumers in print, 119 million digital users and 250 million video views. Parade leverages relationships with 1,000+ publisher partners in local markets to provide engaging content to small towns and major cities and build audiences across platforms, from food and family to sports and entertainment.

The acquisition is expected to be completed in the first quarter of this year, following the execution of definitive agreements. The agreement contemplates that The Arena Group will acquire 100% of the issued and outstanding equity interests of AMG/Parade for an anticipated purchase price of $16 million in cash and common equity of the Company

The acquisition of AMG/Parade comes on the heels of rapid growth for The Arena Group over the past 15 months across all key categories, including:

-	The Company expects to report record revenues for 2021 of more than $180 million of revenue, representing 41% year-over-year growth;

-	Gross profit margin for the trailing four quarters ending September 30, 2021 nearly tripled to 35% from 12% in the comparable period ended September 30, 2020;

-	The Company completed, integrated, and has operated The Spun since the Company acquired it in June 2021, and has grown revenue 5-fold, and traffic to the sports site since its acquisition has doubled to more than 36 million unique visitors per month as of November 2021, according to Comscore;

-	November 2021 was the largest audience month in Sports Illustrated Media Group history, with over 64 million unique visitors, according to the most recently available Comscore monthly report, up 237% as compared to November 2020;

-	In November, The Arena Group, as a whole, entered the Comscore Top 50 most visited properties in the U.S. for the first time – up from number 94 one year ago – a 79% increase

-	The Street.com, the Company’s finance vertical, announced new editorial and subscription product leadership in October.

On Tuesday, January 11, 2022, the Company announced that it had filed its Form S1 Registration Statement with the United States Securities and Exchange Commission and plans to list its stock on the NYSE American Exchange.

About The Arena Group

theMaven, Inc., operating under the brand name The Arena Group, creates robust digital destinations that delight consumers with powerful journalism, news about the things they love – their favorite sports teams, advice on investing, the inside scoop on personal finance, and the latest on lifestyle essentials. With powerful technology, editorial expertise, data management and marketing savvy, the transformative company enables brands like Sports Illustrated and TheStreet to deliver highly relevant content and experiences that consumers love. To learn more, visit www.thearenagroup.net.

About AMG/Parade

AMG/Parade develops and distributes premium content on digital, video and print platforms in the lifestyle, celebrity, food & wellness, sports and outdoor verticals. Its brands include AMG/Parade Sports, AMG/Parade Outdoors, Parade, Relish and Spry Living. Its digital products have a combined 119 million monthly unique users and the related print products have a combined audience of 257 million.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or future performance and include, without limitation, statements concerning the Company’s business strategy, future revenues, market growth, capital requirements, product introductions, expansion plans and the adequacy of its funding, and plan to uplist to the NYSE American Exchange. Other statements contained in this press release that are not historical facts are forward-looking statements. The Company has tried, wherever possible, to identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and other comparable terminology.

The Company cautions you that any forward-looking statements presented in this press release are based on the beliefs of, assumptions made by, and information currently available to us. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties, and factors that are beyond the Company’s control or ability to predict. Although the Company believes that its assumptions are reasonable, it is not guaranteeing of future performance, and some will inevitably prove to be incorrect. As a result, the Company’s actual future results can be expected to differ from its expectations, and those differences may be material. Accordingly, you should use caution in relying on forward-looking statements, which are based only on known results and trends at the time they are made, to anticipate future results or trends. Certain risks are discussed from time to time in the Company’s filings with the SEC, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2020, and any subsequently filed quarterly reports on Form 10-Q.

The completion of the acquisition of AMG/Parade is subject to the finalization of due diligence by the parties, the negotiation and execution of definitive transaction agreements, and other customary closing conditions, including a certain number of key employees of AMG/Parade agreeing to remain as employees post-closing. We cannot provide any assurances as to the timing of the execution of definitive agreements or the consummation of the proposed transaction, if at all, and the terms agreed to in the contemplated transaction documents may change.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Arena Group Contacts:

Matthew Traub

Andrew Rhodes

DKC

arena@dkcnews.com

Rachael Fink
Communications Manager, The Arena Group

comms@thearenagroup.net

The Arena Group Investor Contact:

Rob Fink

FNK IR

646-809-4048

mven@fnkir.com